UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 28, 2022, Community Bank System, Inc. (the “Company”) and its wholly-owned subsidiary, Community Bank, N.A. (the “Bank”), announced that George J. Getman, Executive Vice President and General Counsel has decided to retire after more than 14 years of service with the Company. Mr. Getman will resign from his position as Executive Vice President and General Counsel of the Company and the Bank effective June 30, 2022, and remain employed as Senior Counsel through January 2, 2023 to assist in the transition of his responsibilities and perform other duties as assigned by the Company’s President and Chief Executive Officer.

Mr. Getman joined the Company’s executive team in 2008 as Executive Vice President and General Counsel. Prior to joining the Company, Mr. Getman served as outside counsel to the Company for more than 20 years. Over the course of his service as Executive Vice President and General Counsel, he played an instrumental role in supporting the Company’s growth and success and developing its internal legal function.

Michael N. Abdo, Senior Vice President and Senior Associate General Counsel will be assuming Mr. Getman’s duties and will be responsible for overseeing the Company’s legal function as Executive Vice President and General Counsel effective June 30, 2022. Mr. Abdo has more than 19 years of legal experience, having previously worked at the law firm of Cadwalader, Wickersham & Taft LLP prior to joining the Company in 2013 as Associate General Counsel. Mr. Abdo has served as Senior Vice President and Senior Associate General Counsel since 2020.

(e) In connection with the announcement of Mr. Getman’s retirement as Executive Vice President and General Counsel on April 28, 2022, the Company and Bank entered into an amendment to Mr. Getman’s Employment Agreement which expires on December 31, 2022. Under the revised terms, Mr. Getman will be available during the period from July 1, 2022 to January 2, 2023 to serve as Senior Counsel to assist in the transition of his responsibilities to Mr. Abdo and other members of the Company’s management and legal team. Mr. Getman will also be available to perform other duties as may from time to time be assigned to him by the Company’s President and CEO or authorized designee of the Board of Directors.

In accordance with the terms of his Employment Agreement, as amended, Mr. Getman’s annualized base salary will be reduced to $230,000 and he will be eligible for his continued benefits and incentive compensation through his separation as currently provided in his Employment Agreement.

The foregoing description of the amendment to Mr. Getman’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Amendment to the Employment Agreement, attached hereto as Exhibit 10.1, and incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Amendment to Employment Agreement, dated April 28, 2022, by and among Community Bank System, Inc., Community Bank, N.A. and George J. Getman.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ Joseph E. Sutaris
Name:	Joseph E. Sutaris
Title:	Executive Vice President and Chief Financial Officer

Dated: April 29, 2022

Exhibit Index

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated April 28, 2022, by and among Community Bank System, Inc., Community Bank, N.A. and George J. Getman.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)